Exhibit 99.1

NEWS RELEASE

TSX: SCY

June 20, 2023

NR 23-02

www.scandiummining.com

SCANDIUM INTERNATIONAL MINING DISCOVERS NEW MINERALIZED LATERITE FORMATION AT HONEYBUGLE, EL7977, NSW

Highlights:

●

Scandium enriched laterite formation defined at Woodlong prospect within the Honeybugle Exploration Licence 7977 area, where 32 vertical air core holes were drilled during first quarter 2023 in an approximately 300m x 400m area.

●	Notable laterite intercepts:
o	28 meters of 320 ppm Sc starting at 1m (EHAC-080)
o	21 meters of 355 ppm Sc starting at 1m (EHAC-083)
o	17 meters of 454 ppm Sc starting at 1m (EHAC-084)
o	9 meters of 569 ppm Sc starting at 2m (EHAC-087)
o	11 meters of 632 ppm Sc starting at 1m (EHAC-090)
o	10 meters of 537 ppm Sc starting at 1m (EHAC-092)
o	13 meters of 500 ppm Sc starting at 2m (EHAC-094)
o	13 meters of 517 ppm Sc starting at 2m (EHAC-099) (composite of 2 intervals)
●	Potential for additional saprolite mineralization beneath the laterite zone.
●	Shallow nature of mineralization 24 kilometers away from the Company’s Nyngan Scandium Project adds flexibility for future developments as the scandium market develops.

Reno, Nevada, June 20, 2023 – Scandium International Mining Corp. (TSX:SCY) (“Scandium International” or the “Company”) is pleased to announce the results of its recently completed air core drilling campaign at its Honeybugle property in New South Wales (NSW), Australia. The drilling program consisted of 32 drillholes in an approximately 300 x 400 meter area as a follow up to previous scout drilling programs completed during 2016 and 2018.

Drillhole Location Map at Woodlong

Peter Evensen, CEO of Scandium International commented, “We are very excited to announce the discovery of this scandium enriched laterite at Woodlong. With SCY’s renewed focus on its scandium portfolio announced in 2Q 2022, discovering a scandium enriched laterite formation less than two meters from surface only 24 kilometers from the Nyngan Scandium Project opens up significant potential for long-term development of the Company’s scandium portfolio.”

Woodlong Laterite Assays by Sc ppm (other figure intercept length)

The laterite mineralization, consisting of both hematite and limonite, lies less than 2 meters below the surface. The laterite zone appears to thicken to both the west and south. The scandium grades are reasonably consistent within the central portion of the laterite at >300ppm Sc.

The underlying saprolite zone is considerably thinner but contains reasonable grades of scandium (>200ppm Sc). Additional metallurgical testing is required on the saprolite mineralization to determine suitability for potential economic extraction.

Laterite Zone Assay Intervals at Woodlong

The entire log of laterite zone assay intervals at Woodlong is disclosed below.

Holes EHAC076 – 107 were drilled as part of the 2023 program.

Note: Grid coordinates are Grid Datum Australia 1994, MGA94, Zone 55

Drillhole ID	East	North	From (m)	To (m)	Int (m)	Sc (ppm)
EHAC037	495,082	6,477,252			0
EHAC038	495,058	6,477,199			0
EHAC039	495,023	6,476,931	0	12	12	353
EHAC040	494,931	6,476,951	6	12	6	343
EHAC041	494,954	6,476,827	3	15	12	125
EHAC049	494,882	6,477,003			0
EHAC050	494,894	6,476,928	1	21	20	106
EHAC051	494,864	6,477,067			0
EHAC052	494,955	6,477,037			0
EHAC053	495,048	6,477,007	2	4	2	335
EHAC054	494,988	6,476,896	1	6	5	154
EHAC055	494,979	6,476,975	1	8	7	404
EHAC056	495,104	6,476,872	4	12	8	636
EHAC057	495,184	6,476,905	0	5	5	160
EHAC058	495,086	6,476,939	2	5	3	393
EHAC059	495,137	6,476,979	0	2	2	170
EHAC060	495,219	6,477,001	1	2	1	100
EHAC076	495,103	6,476,698	3	12	9	144
EHAC077	495,150	6,476,700	3	12	9	137
EHAC078	495,202	6,476,700	4	20	16	152
EHAC079	495,049	6,476,749	1	27	26	144
EHAC080	495,101	6,476,750	1	29	28	320
EHAC081	495,150	6,476,751	1	27	26	258
EHAC082	495,049	6,476,800	2	18	16	183
EHAC083	495,099	6,476,800	1	22	21	355
EHAC084	495,149	6,476,800	1	18	17	454
EHAC085	495,000	6,476,868	2	9	7	237
EHAC086	495,050	6,476,870	1	16	15	289
EHAC087	495,149	6,476,870	2	11	9	569
EHAC088	494,979	6,476,933	1	9	8	421
EHAC089	495,131	6,476,935	1	4	3	447
EHAC090	494,942	6,476,975	1	12	11	632
EHAC091	495,051	6,476,975	1	4	3	333
EHAC092	495,101	6,476,977	1	11	10	537
EHAC093	494,949	6,477,007	1	3	2	435
EHAC094	494,999	6,477,007	2	15	13	500
EHAC095	495,099	6,477,007	1	3	2	300
EHAC096	494,949	6,477,057			0
EHAC097	495,000	6,477,058	1	7	6	328
EHAC098	495,050	6,477,058	0	2	2	145
EHAC099	495,102	6,477,059	2	21	13	517
EHAC100	494,999	6,477,102			0
EHAC101	495,049	6,477,102			0
EHAC102	495,100	6,477,102			0
EHAC103	495,150	6,477,055	2	7	5	418
EHAC104	495,011	6,476,977	1	9	8	345
EHAC105	495,198	6,476,933			0
EHAC106	494,939	6,476,869	1	17	16	124
EHAC107	495,199	6,476,869	1	8	7	250

EL7977 HONEYBUGLE

The Company’s Honeybugle tenement, EL7977, contains areas of lateritic material common to the region and is situated 24 kilometers south of EMC’s Nyngan Scandium Project area. The property itself is located in semi-arid broad-acre wheat farming country and is routinely planted. Farming is the largest industry in the area, although other mining activity is evident, past and present.

The tenement encompasses 34.7 square kilometers, and includes four prospects identified by distinct magnetic anomalies that reflect underlying mafic to ultramafic bedrock: Seaford, Woodlong, Yarran Park and Mallee Valley. These prospects were tested by companies exploring principally for platinum, nickel and cobalt during the 1980s, but scandium was of little interest at that time. Surface soil and rock chip sampling conducted by previous explorers and the Company detected anomalous scandium values (20-30 ppm Sc) on each of the four prospects.

Sample Preparation & Analysis

The drilling, sampling, packaging and transport of the drill samples was carried out to industry standards for QA/QC. Scandium International employed an independent local geology consulting and drill supervisory team, RME Geological Services Pty. Ltd., of Orange, NSW, Australia (‘RMEGS’), to manage the drilling program on-site. Bulk samples of drill returns were collected at one-meter intervals from a cyclone mounted on the drilling rig and stored in polythene bags. A separate three-tier riffle splitter was used on site to obtain 2.0-4.5kg samples collected over 1-meter intervals, for assay. Individual sample identifiers were cross-checked during the process. The samples for assay were placed in sealed polyweave bags that remained in RMEGS’s possession until the completion of the drilling program, at which time they were transported to the RMEGS offices in Orange. There, the sequence of sample numbers was validated and the assay samples were submitted to Australian Laboratory Services’ (ALS) laboratory in Orange. The remnant bulk samples were taken to secure long term storage in Orange.

Sample preparation at ALS consisted of weighing, drying, crush & pulverize entire sample to better than 85% passing 75µm, splitting. The analytical technique consisted of fusion XRF for laterite material (ALS code ME-XRF12n), with a detection limit of 0.001% for Scandium.

Qualified Person Statement

Mr. John Thompson, BE, FAusIMM and Vice President – Project Development, and a “Qualified Person” as defined in NI 43-101, has verified the data, by checking assay data against assay lab certificates, and has approved the technical information in this news release.

For inquiries to Scandium International Mining Corp, please contact:

Peter Evensen (CEO)
Tel: (775) 355-9500

Harry de Jonge (Comptroller)
Tel: (702) 703-0178

Email: ir@scandiummining.com

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include but are not limited to statements regarding the Offering, the use of proceeds, and closing of the final tranche of the Offering. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change.